Exhibit 8.1

List of Significant Subsidiaries of the Registrant (as of December 31, 2022)

Subsidiaries	Jurisdiction of Incorporation
XPeng Limited	BVI

XPeng (Hong Kong) Limited	Hong Kong

Guangdong Xiaopeng Motors Technology Co., Ltd.* 广东小鹏汽车科技有限公司	PRC

Guangzhou Xiaopeng Automotive Financial Leasing Co., Ltd.* 广州小鹏汽车融资租赁有限公司	PRC

Guangzhou Chengxing Zhidong Automotive Technology Co., Ltd.* 广州橙行智动汽车科技有限公司	PRC

Guangdong Xiaopeng Automotive Industry Holdings Co., Ltd.* 广东小鹏汽车产业控股有限公司	PRC

Zhaoqing Xiaopeng Automobile Co., Ltd.* 肇庆小鹏汽车有限公司	PRC

Guangzhou Xiaopeng Motors Technology Co., Ltd.* 广州小鹏汽车科技有限公司	PRC

Xiaopeng Motor Sales Co., Ltd.* 小鹏汽车销售有限公司	PRC

XMotors Limited	Hong Kong

Guangzhou Xiaopeng Smart Charge Technology Co., Ltd.* 广州小鹏智慧充电科技有限公司	PRC

Guangzhou Xiaopeng Zhihui Chuxing Technology Co., Ltd.* 广州小鹏智慧出行科技有限公司	PRC

Zhaoqing Xiaopeng New Energy Investment Co., Ltd.* 肇庆小鹏新能源投资有限公司	PRC

Wuhan Xiaopeng Automobile Sales Service Co., Ltd.* 武汉小鹏汽车销售服务有限公司	PRC

Shenzhen Xiaopeng Automobile Sales Service Co., Ltd.* 深圳小鹏汽车销售服务有限公司	PRC

Dongguan Pengxing Automobile Sales Service Co., Ltd.* 东莞鹏行汽车销售服务有限公司	PRC

Beijing Xiaopeng Automobile Co., Ltd.* 北京小鹏汽车有限公司	PRC

Guangzhou City Delong Automotive Services Co., Ltd.* 广州市德隆汽车服务有限公司	PRC

Shanghai Xiaopeng Automobile Sales Service Co., Ltd.* 上海小鹏汽车销售服务有限公司	PRC

XPeng Huitian Holdings Limited	BVI

XPeng Charging (HK) Ltd.	Hong Kong

Guangzhou Xiaopeng Automobile Manufacturing Co., Ltd.* 广州小鹏汽车制造有限公司	PRC

Guangzhou Xiaopeng Autonomous Driving Technology Co., Ltd.* 广州小鹏自动驾驶科技有限公司	PRC

Shanghai Xiaopeng Motors Technology Co., Ltd.* 上海小鹏汽车科技有限公司	PRC

Guangzhou Xiaopeng New Energy Vehicle Co., Ltd.* 广州小鹏新能源汽车有限公司	PRC

Zhaoqing Xiaopeng New Energy Investment Co., Ltd. Guangzhou Branch* 肇庆小鹏新能源投资有限公司广州分公司	PRC

Beijing Xiaopeng Automobile Sales Service Co., Ltd.* 北京小鹏汽车销售服务有限公司	PRC

XPeng Power Battery (Hong Kong) Limited	Hong Kong

Xiaopeng Motors Huazhong (Wuhan) Co., Ltd.* 小鹏汽车华中（武汉）有限公司	PRC

XPeng Dogotix Holdings Limited	BVI

Hangzhou Zhipeng Automobile Sales Service Co., Ltd.* 杭州智鹏汽车销售服务有限公司	PRC

Shanghai Pengxing Automobile Sales Service Co., Ltd.* 上海鹏行汽车销售服务有限公司	PRC

XPeng European Holding B.V.	Amsterdam

Guangzhou Pengxing Automobile Sales Service Co., Ltd.* 广州鹏行汽车销售服务有限公司	PRC

Guangzhou Pengran Automobile Technology Co., Ltd.* 广州鹏冉汽车科技有限公司	PRC

Shenzhen Xiaopeng Automobile Technology Co., Ltd.* 深圳小鹏汽车科技有限公司	PRC

Hainan Xiaopeng Automobile Technology Co., Ltd.* 海南小鹏汽车科技有限公司	PRC

Guangzhou Pengyue Power Battery Co., Ltd.* 广州鹏悦动力电池有限公司	PRC

Guangzhou Pengzhi Automobile Technology Co., Ltd.* 广州鹏智汽车科技有限公司	PRC

Guangzhou Zhipeng Manufacturing Co., Ltd.* 广州智鹏制造有限公司	PRC

Variable Interest Entity (“VIE”)	Jurisdiction of Incorporation

Guangzhou Zhipeng IoV Technology Co., Ltd.* 广州智鹏车联网科技有限公司	PRC

Guangzhou Yidian Zhihui Chuxing Technology Co., Ltd.* 广州易点智慧出行科技有限公司	PRC

Guangzhou Xintu Technology Co., Ltd.* 广州欣图科技有限公司	PRC

Guangdong Intelligent Insurance Agency Co., Ltd.* 广东智选保险代理有限公司 (formerly known as Qingdao Miaobao Insurance Agent Co., Ltd. (青岛妙保保险代理有限公司))	PRC

*	The English name of this subsidiary or VIE, as applicable, has been translated from its Chinese name.